Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-4, and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., and the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009:
     Form S-3:
          Registration Statement Nos. 333-29185, 333-106504, 333-134293, and 333-159559
     Form S-4:
          Registration Statement No. 333-159558
     Form S-8:

Registration Statement No. 33-58671	—	The Williams Companies, Inc. Stock Plan for Nonofficer Employees

Registration Statement No. 333-03957	—	The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors

Registration Statement No. 333-11151	—	The Williams Companies, Inc. 1996 Stock Plan

Registration Statement No. 333-40721	—	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration Statement No. 333-51994	—	The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees

Registration Statement No. 333-85542	—	The Williams Investment Plus Plan

Registration Statement No. 333-85546	—	The Williams Companies, Inc. 2002 Incentive Plan

Registration Statement No. 333-142985	—	The Williams Companies, Inc. Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan
/s/ Ernst & Young LLP
Tulsa, Oklahoma
February 25, 2010